Exhibit 95

MINE SAFETY DISCLOSURE

TECO Coal’s subsidiaries operate mining complexes that are subject to regulation by the Mine Safety and Health Administration (MSHA) under the U.S. Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects TECO Coal mines on a regular basis and issues various citations and orders when it believes that a violation of the Mine Act, any health or safety standard, or any regulation has occurred. Set forth below is information regarding certain mining safety and health orders and citations issued by MSHA and related assessment and legal actions and mine related fatalities with respect to TECO Coal’s mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size and type (underground or surface) of the coal mine, (ii) the number of citations and orders issued will vary from inspector to inspector, and (iii) citations and orders can be contested and appealed, and as part of that process, may be reduced in severity and amount, and are sometimes dismissed.

For purposes of reporting regulatory matters under Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table sets forth the total number of specific citations and orders issued by MSHA under the Mine Act, along with the total dollar value of the proposed civil penalty assessment, and the total number of fatalities during the current reporting period for each TECO Coal subsidiary that is acting as a coal mine operator, by individual mine. Information relating to the aggregate number of legal actions pending, initiated and resolved during the reporting period is also reported below for each of the mines.

For the quarter ended June 30, 2013 (1)(2)
Mine ID #	Section 104 Significant & Substantial Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Proposed MSHA Assessments (in thousands)	Fatalities	Pending Legal Actions (3)(4)	Legal Actions Initiated During Period (3)	Legal Actions Resolved During Period (3)

Clintwood Elkhorn
15-16734	0	0	0	0	0	$0	0	7	0	0
15-18524	0	0	0	0	0	0	0	0	0	0
15-19396	0	0	0	0	0	0	0	0	0	1
44-03010	1	0	0	0	0	4	0	3	1	1
44-07108	0	0	0	0	0	0	0	4	0	0
40-07199	0	0	0	0	0	8	0	7	3	25
YGX (5)	0	0	0	0	0	0	0	3	0	0

Totals	1	0	0	0	0	$12	0	24	4	27

Perry County
15-05485	1	0	0	0	0	$0	0	23	0	22
15-18565	7	0	0	0	0	34	0	89	7	144
15-18662 (6)	2	0	0	0	0	6	0	246	7	36
15-19015 (7)	12	0	0	0	0	42	0	124	20	159

Totals	22	0	0	0	0	$82	0	482	34	361

Premier Elkhorn
15-16470	1	0	0	0	0	$1	0	11	0	0
15-17360	0	0	0	0	0	0	0	0	0	0
15-18784	0	0	0	0	0	15	0	0	0	1
15-18823	5	0	0	0	0	0	0	0	0	15
15-18892	0	0	0	0	0	0	0	0	0	0
15-18946	0	0	0	0	0	3	0	0	0	3
15-19411	0	0	0	0	0	0	0	0	0	0
15-19590	0	0	0	0	0	0	0	0	0	0
15-19622	0	0	0	0	0	1	0	0	0	6
15-19642	0	0	0	0	0	0	0	0	0	0
15-19649	0	0	0	0	0	0	0	0	0	0
15-19650	0	0	0	0	0	0	0	0	0	0
A906 (8)	0	0	0	0	0	1	0	18	0	2

Totals	6	0	0	0	0	$21	0	29	0	27

Grand Totals	29	0	0	0	0	$115	0	535	38	415

1.	Based on data obtained from MSHA Mine Data Retrieval System as of July 1, 2013 for 2nd quarter 2013.
2.	No TECO Coal Corporation mining entity has received written notice that it meets the requirements of a Pattern of Violations (POV) during the reporting period.
3.	All of the Pending Legal Actions identified in this column are based on data contained in the MSHA Mine Data Retrieval System (MDRS) at the time of data retrieval for this report.
4.	All of the Pending Legal Actions involve citations or orders referenced in Subpart B of 29 C.F.R. Part 2700 that are being contested by a TECO Coal Corporation subsidiary.
5.	YGX is the MSHA “Contractor Identification Number” assigned to Clintwood Elkhorn Mining Company for contracted engineering work performed at a mine that is operated by an independent contract mining company for Clintwood Elkhorn Mining Company.
6.	Four vacated citations that were shown “In Contest” in the previous quarterly report are no longer within the MSHA Mine Data Retrieval System.
7.	Two vacated citations that were shown “In Contest” in the previous quarterly report are no longer within the MSHA Mine Data Retrieval System.
8.	A-906 is the MSHA “Contractor Identification Number” assigned to Clintwood Elkhorn Mining Company for contracted engineering work performed at a mine that is operated by an independent contract mining company for Premier Elkhorn Coal Company.